                                                                     Exhibit 2.2

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------


     This First Amendment to Agreement and Plan of Merger (this "Amendment") is entered into as of this 15th day of February, 2001 (the "Effective Date"), by and among HomeSeekers.com, Incorporated, a Nevada corporation ("HomeSeekers"), Realestateforms.com, Incorporated, a Nevada corporation and wholly owned subsidiary of HomeSeekers ("Realestateforms"), Charles Appel, Steven Wostenberg, Karl Ziegler, and Michael O'Day. Messrs. Appel, Wostenberg, Ziegler, and O'Day are herein referred to collectively as the "Principal Shareholders."

     WHEREAS, HomeSeekers, Realestateforms, the Principal Shareholders, and Information Solutions Group, Inc., a Colorado corporation ("ISG") entered into that certain Agreement and Plan of Merger dated April 3, 2000 (the "Agreement"), under which ISG was merged into Realestateforms;

     WHEREAS, the Agreement imposes contingent obligations upon HomeSeekers to issue to the Principal Shareholders shares of HomeSeekers' common stock, par value $.001 per share (the "HomeSeekers Common Stock"), and imposes indemnity obligations upon the Principal Shareholders;

     WHEREAS, the parties desire to fully and finally resolve the foregoing contingent obligations and indemnity obligations;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is expressly acknowledged, the parties hereto agree as follows:

1.   Section 2.1(c) of the Agreement is deleted in its entirety.

2.   Section 2.3(a) of the Agreement is deleted in its entirety.

     3. HomeSeekers shall issue and deliver to Mr. Ziegler five hundred fifty-nine thousand one hundred forty-eight (559,148) shares of HomeSeekers Common Stock; HomeSeekers shall issue and deliver to Mr. Wostenberg five hundred fifty-nine thousand one hundred forty-eight (559,148) shares of HomeSeekers Common Stock; HomeSeekers shall issue and deliver to Mr. Appel five hundred forty-five thousand six hundred eighty-five (545,685) shares of HomeSeekers Common Stock; HomeSeekers shall issue and deliver to Mr. O'Day four hundred eighty-six thousand nineteen (486,019) shares of HomeSeekers Common Stock; and HomeSeekers shall issue and deliver to Guy P. Saucier fifty thousand (50,000) shares of HomeSeekers Common Stock. The certificates evidencing the foregoing shares shall be issued and delivered within 13 days of the Effective Date. The foregoing shares will be duly and validly issued, fully paid, and nonassessable, and shall have the registration rights specified in the Registration Rights Agreement attached hereto as "Exhibit 1." No shares shall be delivered prior to receipt of the

Investor Representations set forth in "Exhibit 2," or the Acknowledgment set forth in "Exhibit 3."

4. Section 10.1 of the Agreement is deleted in its entirety. Section 10.2 of the Agreement is deleted in its entirety. The first sentence of Section 10.3 of the Agreement is deleted in its entirety and is replaced with the following sentence: "Each of the representations and warranties made by the Principal Shareholders in this Agreement or pursuant hereto shall survive the Closing of the transactions contemplated hereby, but only until February 15, 2001."

5.   Pursuant to Section 10.4 of the Agreement, HomeSeekers has held-back four
(4) certificates representing a total of ninety-eight thousand eight hundred eighty (98,880) shares of HomeSeekers Common Stock issued to the Principal Shareholders. Within 13 days of the Effective Date, HomeSeekers will return the held-back shares to the respective Principal Shareholder named in each certificate. Effective as of February 28, 2001, the provisions of Section 10.4 shall terminate and be of no further force or effect.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada regardless of the fact that any of the parties hereto may be or may become a resident of a different country, state, or jurisdiction. Any suit, action, or proceeding arising out of or with respect to, this Agreement shall be filed in a court of competent jurisdiction within the County of Washoe, State of Nevada or in the U.S. District Court for the District of Nevada, Northern Division. The parties hereby consent to the personal jurisdiction of such courts within the County of Washoe, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division. The parties hereby waive any objections to venue in such courts with Washoe County, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Merger to be duly executed and delivered as of the day and year first above written.


                                        HOMESEEKERS INCORPORATED, a Nevada
                                        corporation


                                        By:     /s/ John Giaimo
                                           -------------------------------------

                                        Name:   John Giaimo
                                             -----------------------------------

                                        Title:  CEO
                                              ----------------------------------


                                        REALESTATEFORMS.COM, INCORPORATED,
                                        a Nevada corporation


                                        By:     /s/ John Giaimo
                                           -------------------------------------

                                        Name:   John Giaimo
                                             -----------------------------------

                                        Title:__________________________________



                                        PRINCIPAL SHAREHOLDERS:


                                        _______________________________________
                                        CHARLES APPEL


                                        _______________________________________
                                        STEVEN WOSTENBERG


                                        _______________________________________
                                        KARL ZIEGLER


                                        _______________________________________
                                        MICHAEL O'DAY

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Merger to be duly executed and delivered as of the day and year first above written.


                                              HOMESEEKERS INCORPORATED, a Nevada
                                              corporation

                                              By:_______________________________

                                              Name: ____________________________

                                              Title: ___________________________

                                              REALESTATEFORM.COM, INCORPORATED,
                                              a Nevada corporation

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________

                                              PRINCIPAL SHAREHOLDERS:


                                              /s/ Charles Appel
                                              __________________________________
                                              CHARLES APPEL


                                              /s/ Steven Wostenberg
                                              __________________________________
                                              STEVEN WOSTENBERG


                                              /s/ Karl Ziegler
                                              __________________________________
                                              KARL ZIEGLER


                                              /s/ Michael O'Day
                                              __________________________________
                                              MICHAEL O'DAY